Exhibit 10.42

GUARANTOR'S LETTER OF CONFRIMATION

To:          JELCO DELTA HOLDING CORP.
of Trust Company Complex,
Ajeltake Road, Ajeltake Island,
Majuro, Marshall Islands MH96960
(the "Holder")

Attention:  Alastair Macdonald

Date:    1 September 2018

RE: Revolving Convertible Promissory Note dated as of September 7, 2015, issued by Seanergy Maritime Holdings Corp. (the "Maker") as amended from time to time

Dear Sirs

We, Emperor Holding Ltd., a corporation incorporated in the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, have executed and delivered an irrevocable and unconditional guarantee of 27 September 2017 (the "Guarantee") for the due and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise of all the Maker's obligations under or in connection with, inter alia, the Note and the Maker is our registered, legal and beneficial owner.

We have received copies of a tenth amendment to the Note and acknowledge hereby the terms thereof. Terms and expressions defined in the Note shall, unless defined otherwise, have the same meaning when used herein.

We have been advised by the Maker that it is a condition precedent to the entering into the tenth amendment to the Note that we provide this letter to the Holder. This letter is the letter of confirmation referred to in tenth amendment to the Note.

In consideration of you agreeing to the entering into a tenth amendment to the Note we hereby confirm and acknowledge that we have read and understood the terms and conditions of the tenth amendment to the Note and agree in all respects to the same and confirm that the Guarantee shall remain in full force and effect and shall continue to stand as security for the obligations of the Maker under the Note.

This letter and any non-contractual obligations connected with it shall be governed by and construed in accordance with the State of New York. Clause 16.1 (Law and Jurisdictions) of the Guarantee applies to this letter as if it was expressly incorporated herein with any necessary modifications.

Yours faithfully

For and on behalf of
of Emperor Holding Ltd.

By: /s/ Stamatios Tsantanis
Name: Stamatios Tsantanis
Title: President

We hereby agree to and accept the above.

For and on behalf of
Jelco Delta Holding Corp.

By: /s/ illegible
Name:
Title:

Dated:  1 September 2018